SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

PREFERRED VOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-92854 (Commission File Number)	75-2440201 (IRS Employer Identification Number)

6500 Greenville Avenue, Suite 570
Dallas, Texas 75206
(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 265-9580

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
[] Soliciting material pursuant to Rule 14a-12 of the Exchange Act
[] Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
[] Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2005, we completed the sale of 97.5 units (“Units”) with each Unit consisting of a 3-year, 6% Convertible Debenture in the principal amount of $10,000.00, and 50,000 5-year warrants to purchase a share of Common Stock, $.001 par value per share, of the Company at an exercise price of $.12.

The convertible notes bear simple interest at 6% per annum payable on each March 31, commencing March 31, 2006 and on each conversion date. Each investor has the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share is initially $0.10, but is subject to customary adjustments for stock splits, stock dividends, reclassifications and similar transactions. In addition, the conversion price of the convertible notes will be adjusted in the event that the Company issues any common stock, including securities convertible into common stock and options or warrants to purchase common stock, at a price of less than $0.10 per share. No conversion may take place until such time as the Company receives shareholder approval for increase in its authorized shares equal to or above 65,000,000 shares. The unconverted amount, if any, of the convertible notes is payable in full on March 31, 2008.

We issued an aggregate of 4,875,000 common stock purchase warrants exercisable until five years from the initial closing date at an initial exercise price of $0.12 per share. The exercise price of the warrants is subject to adjustments similar to those applicable to the convertible notes.

T.R. Winston & Company Incorporated acted as placement agent in connection with the sale of the Units and was granted warrants to purchase a number of shares of the Company’s $.001 par value common stock equal to five percent (5%) of the total funds raised in the offering, exercisable for five years thereafter at $.12 per share.

We issued the aforementioned securities to accredited investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.  Such securities may not be reoffered or resold absent registration under the Act or pursuant to an applicable exemption from such registration requirements. The Company has agreed to file a registration statement to register the resale of the common stock and the shares issuable upon exercise of the warrants only once at any time six months after the closing of the offering provided that at least a majority of the Units and more than fifty-five percent of the common shares demand it. We have granted piggy-back registration rights with respect to the shares issuable upon exercise of the warrants. We have also granted the investors rights to receive liquidated damages in the event we do not comply with the registration requirements within certain time limits.

The foregoing summary of the sale of the Units is not intended to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Subscription Agreement and the Warrant Certificate, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2005, the Company elected Todd Parker to the Board of Directors to serve until such time until his successor is elected by the shareholders of the Company. Mr. Parker has been a managing partner with Hidden River LLC, a wireless industry acquisition and investment firm, since 2002. From 2000 to 2002, he was the founder and CEO of HR One, a software firm. From 1989 through 2002, he held various management positions with Air Touch Communications and Pacific Telesis.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

4.1	Form of Convertible Debenture.

4.2	Form of Warrant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED VOICE, INC.

Date: April 5, 2005	By:	/s/ Mary Merritt
Chief Executive Officer